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                                                                       Exhibit E


                              FORM OF WARRANT

             The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). This Securities have been issued or sold in reliance on an exemption from the registration requirements of the Securities Act and neither the securities nor any interest therein may be sold, transferred, pledged or otherwise disposed of except pursuant to a registration statement effective under such Act or in a transaction which is exempt from the registration requirements of such Act and the rules and regulations thereunder.

_________      Warrants to Purchase     Date of Issuance: ______, ___
                   Common Stock

                       WARRANT CERTIFICATE REPRESENTING
                     WARRANTS TO PURCHASE COMMON STOCK OF
                        CANDLEWOOD HOTEL COMPANY, INC.
                      ------------------------------------

         FOR VALUE RECEIVED, Candlewood Hotel Company, Inc., a Delaware corporation (the "Company"), hereby certifies that ____________________ (the "Holder"), is the owner of the number of Warrants set forth above, each of which represents the right to purchase, at any time, from the Company, one share of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (subject to adjustment as provided herein at the purchase price (the "Exercise Price") of $.01 per share of Common Stock, upon surrender hereof to the Company or its duly authorized transfer agent of the purchase price for the shares as to which the Warrant(s) represented by this Warrant Certificate are exercised, all subject to the terms and conditions hereof.

These Warrants shall be subject to the following terms and conditions:

         SECTION 1. ADJUSTMENTS. The number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

         (a) STOCK DIVIDENDS; STOCK SPLITS; RESERVE STOCK SPLITS; RECLASSIFICATIONS. In case the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of any class or series of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital


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stock in a reclassification of the Common Stock (other than a reclassification in connection with a merger, consolidation or other business combination which will be governed by Section 1(g)), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which such Holder would have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto (with any record date requirement being deemed to have been satisfied). An adjustment made pursuant to this Section 1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                    (b)  RIGHTS; OPTIONS; WARRANTS

 . In case the Company shall issue rights, options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to Section 1(a)) to all holders of its Common Stock, entitling them to subscribe for or purchase Common Stock (a "Right") at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount receivable by the Company in consideration of the issuance of such rights, options, warrants or convertible or exchangeable securities, if any, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) which is lower (at the record date for such issuance) than the then Market Value (as defined herein) per share of Common Stock, the number of shares of Common Stock thereafter purchasable upon exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of additional shares of Common Stock offered for subscription or purchase or issuable upon conversion or exchange, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Market Value per share of Common Stock. Such adjustment shall be made whenever such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible or exchangeable securities.

                    (c)  ISSUANCE OF COMMON STOCK AT LOWER VALUES


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 .  In case the Company shall sell or issue any shares of Common Stock or Right
(excluding (i) any Right issued in any of the transactions described in Section 1(a) or (b) above and (ii) any Company Securities (as defined in the Company's Certificate of Designation filed with the State of Delaware), then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of such Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Market Value per share of Common Stock. For purposes of this Section 1(c), the shares of Common Stock which the holder of any such Right shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such Right, plus the consideration or premiums stated in such Right to be paid for the shares of Common Stock covered thereby.

         (d) DISTRIBUTIONS OF DEBT, ASSETS, SUBSCRIPTION RIGHTS OR CONVERTIBLE SECURITIES

 . In case the Company shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, assets, cash dividends or distributions (excluding dividends or distributions referred to in Section 1(a) above and excluding distributions in connection with the dissolution, liquidation or winding up of the Company which will be governed by
Section 1(g)(B) below) or securities (excluding those referred to in Section 1(a), Section 1(b) or Section 1(c) above), then in each case the number of shares of Common Stock purchasable after such record date upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Market Value per share of Common Stock immediately prior to the record date for such distribution and the denominator of which shall be the Market Value per share of Common Stock immediately prior to the record date for such distribution less the then fair value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidence of indebtedness, cash dividends or distributions or securities so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          (e)  EXPIRATION OF RIGHTS, OPTIONS AND CONVERSION PRIVILEGES

 . Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the number of shares of Common Stock issuable upon the


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exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, that no such readjustment shall have the effect of decreasing the number of shares issuable upon exercise of each Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

               (f)  DE MINIMIS ADJUSTMENTS

 . No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 4.1(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

               (g)  CONSOLIDATION, MERGER, ETC.

  (A) Subject to the provisions of Subsection (B) below of this Section 1(g), in case of the consolidation of the Company with, or merger of the Company with or into, or of the sale of all or substantially all of the properties and assets of the Company to, any Person and in connection therewith consideration is payable to holders of Common Stock (or other securities or property purchasable upon exercise of Warrants) in exchange therefor, the Warrants shall remain subject to the terms and conditions set forth in this Warrant Certificate and each Warrant shall, after such consolidation, merger or sale, entitle the Holder to receive upon exercise the number of shares of capital stock or other securities or property (including cash) of the Company, or of such Person resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, that would have been distributable or payable on account of the shares of Common Stock (or other securities or properties purchasable upon exercise of Warrants) if such Holder's Warrants had been exercised immediately prior to such merger, consolidation or sale (or, if applicable, the record date therefor); and in any such case the provisions of this Agreement with respect to the rights and interests thereafter of the Holders of Warrants shall be appropriately adjusted by the Board of Directors of the Company in good faith so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or any property thereafter deliverable on the exercise of the Warrants.


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          (B)  Notwithstanding the foregoing, (x) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, another Person and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (y) in the event of the dissolution, liquidation or winding up of the Company, then the Holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the right of a Holder shall terminate and cease and such Holder's Warrants shall expire.

          (h) In addition to the foregoing adjustments, the Board of Directors of the Company may make any other adjustment to increase the number of shares of Common Stock or other securities or property issuable upon exercise of Warrants as it may, in good faith, deem desirable to protect the rights and benefits of Holders. In addition, the Company may from time to time increase the number of shares of Common Stock or other securities or property issuable upon exercise of Warrants, provided that any such increase must be effective for at least 30 calendar days, and must be preceded by written notice of such increase to the Holders, which notice must be mailed at least 30 calendar days prior to the effective date of such increase. Any such increase shall not alter or adjust the Exercise Price.

          SECTION 2.     DEFINITION OF MARKET VALUE

 . Unless otherwise set forth in this Warrant Certificate, "Market Value" shall mean the last reported sale price of the applicable security as reported by National Association of Securities Dealers, Inc. Automatic Quotation System, National Market System, or, if the applicable security is listed or admitted for trading on a securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Market Price cannot be determined as aforesaid, the Board of Directors of the Corporation shall determine the Market Price on the basis of such quotations as it in good faith considers appropriate. The Market Value shall be such price averaged over a period of 20 consecutive business days ending 2 days prior to the day as of which "Market Value" is being determined.

          SECTION 3.   STOCK TO BE RESERVED

 . The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any



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shares of capital stock or securities of the Company, and free from all liens and charges with respect to the issue thereof. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the Company of any applicable law or regulation or agreement, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed.

          SECTION 4.   CLOSING OF BOOKS

 . The Company will at no time close its transfer books against the transfer of any Warrants or of any shares of Common Stock issued or issuable upon the exercise of any Warrants in any manner which interferes with the timely exercise of such Warrants.



























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          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, as of the day and year first above written.


                                             CANDLEWOOD HOTEL COMPANY, INC.


                                             By
                                                ------------------------------
                                                Name:
                                                Title:























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                                 FORM OF SUBSCRIPTION
                                 --------------------

                                                    DATE: _______________, 19___


TO:  CANDLEWOOD HOTEL COMPANY, INC.

                    The Undersigned, the holder of the within Warrants, hereby irrevocably elects to exercise all or part of the purchase right represented by such Warrants for, and to purchase thereunder, __________ shares of Common Stock of CANDLEWOOD HOTEL COMPANY, INC. (the "Company") and herewith makes payment of $_______________ to the Company, and requests that the certificate of such shares be issued in the name of, and be delivered to ________________________, whose address is
____________________________________________.

                                                  (Name of Holder)

                                                  (Authorized Signatory)

                                                  (Address)

















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